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                                                                Exhibit (J)(III)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the prospectuses for the Institutional Shares of the Money Market Mutual Funds, the Investment A, B and C Shares of the Stock, Bond and Money Market Mutual Funds, the Institutional Shares of the Stock and Bond Mutual Funds, and the Institutional Shares of the Institutional Money Market Mutual Funds included in Amendment No. 42 to the Registration Statement (Form N-1A No. 811-5669) of Fifth Third Funds.



/s/ ERNST & YOUNG LLP

                                                              ERNST & YOUNG LLP

Cincinnati, Ohio
October 25, 2001